Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Ariba, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-117437, 333-107864, 333-61064, 333-73458, 333-81773, 333-89119, 333-95665, 333-33544, 333-46820, and 333-84916) of Ariba, Inc. of our report dated December 6, 2005 with respect to the consolidated balance sheets of Ariba, Inc. and subsidiaries as of September 30, 2005 and 2004, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2005 and the effectiveness of internal controls over financial reporting as of September 30, 2005, which report appears in the September 30, 2005 annual report on Form 10-K of Ariba, Inc.

/s/ KPMG LLP

Pittsburgh, Pennsylvania

December 7, 2005